Exhibit 99.1

For Immediate Release Liberated Syndication Inc. (LSYN) March 2, 2022

Liberated Syndication Announces

Closing of Podcast Ad Reps Acquisition

Acquisition Accelerates Scale of Libsyn’s Growing Advertising Business

Over 120 Exclusive Shows to Join the AdvertiseCast Marketplace

New Content includes Inside Marvel, Almost 30, The Official Yellowstone Podcast, and Gilbert Gottfried’s Amazing Colossal

Pittsburgh, PA – March 2, 2022 - Liberated Syndication Inc. (LSYN) (“Libsyn” or the “Company”), the industry’s leading podcast hosting platform and advertising marketplace, today announced that it has closed its previously announced acquisition of Podcast Ad Reps LLC (“PAR”), a leading podcast advertising company.

“The acquisition of PAR meaningfully accelerates our growth by significantly expanding our inventory for advertisers and adding new critical team members to our organization,” said Libsyn’s CRO Dave Hanley. “By integrating the entire PAR team into AdvertiseCast, we believe we have created the premier destination for creators looking to monetize as well as for brands that recognize the growing importance and effectiveness of podcast advertising.”

PAR and its team members will be combined with Libsyn’s AdvertiseCast business, one of the largest independent and fastest-growing podcast advertising marketplaces. Rick Selah and Anthony Savelli, PAR’s founders and Co-CEOs, will join AdvertiseCast’s leadership team. PAR serves such top podcasting shows as New Rockstars Inside Marvel, The Official Yellowstone Podcast, Almost 30 Podcast, and Gilbert Gottfried’s Amazing Colossal Podcast. PAR provides AdvertiseCast with more host-read inventory that AdvertiseCast can begin to sell immediately as well as more publishers for AdvertiseCast’s emerging programmatic advertising business.

Mr. Selah and Mr. Savelli commented, “We are excited to partner with Libsyn’s AdvertiseCast to deliver more services to even more creators on this larger platform. The combined business will be at the forefront of this growing industry, and we look forward to helping define the podcast advertising sector in the years ahead.”

Wolfson Partners LLC served as Libsyn’s financial advisor and Faegre Drinker Biddle & Reath LLP served as Libsyn’s legal counsel. Randall Greer PLLC served as legal counsel to PAR.

About Liberated Syndication

Founded in 2004, Liberated Syndication Inc. (“Libsyn”) is the leading ‘Podcasting As A Service’ platform that empowers creators to host, distribute, monetize, amplify, and measure their audio content. In 2021, the Company delivered over 6 billion downloads and hosted over 5.8 million podcast episode files from more than 75,000 podcasts around the world. Libsyn’s dynamic, open ecosystem is designed to meet the needs of the full spectrum of podcast creators and foster the effortless creation, development, monetization, and growth of their podcasts. Brands powered by the Company include podcast creation platform, Libsyn Studio; podcast membership platform, Libsyn’s Glow; web hosting platform, Pair Networks; and Libsyn’s AdvertiseCast, the industry’s premier podcast advertising marketplace that connects advertisers with podcasters.

Libsyn is based in Pittsburgh with associates in 19 states and new team members in Dallas, Chicago Orlando, and Jackson Hole.

Visit https://www.podadreps.com/podcasts-all to see some of the podcasts joining the AdvertiseCast marketplace.

Visit libsyn.com or investor.libsyn.com for more company information.

Contact:

At the Company:

Laurie Sims, Chief Operating Officer

Liberated Syndication

investor@libsyn.com

Jeremy Hellman, CFA, VP

The Equity Group Inc.

(212) 836-9626

jhellman@equityny.com

Forward-Looking Statement

This press release includes statements which may constitute forward-looking Statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements contained herein may relate to future events, including our financial performance, the closing of the PAR acquisition, the anticipated timing of the closing of the PAR acquisition, and the integration of PAR with AdvertiseCast and Libsyn.

These statements are subject to risk, uncertainties, and assumptions as to future events and may differ materially from actual future results or events. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to, those related to the outbreak of the coronavirus (“COVID-19”) and the global spread of COVID-19 during 2022, our change in business strategy towards more heavy reliance upon on our new talent segment and wholesale channels, our recent management and Board of Directors changes, actions of regulators (including the Securities and Exchange Commission) concerning our business operations or trading markets for our securities, the extent to which we are able to develop new services and markets for our services, our significant reliance on third parties to distribute our content, the level of demand and market acceptance of our services and the “Risk Factors” set forth in our most recent Annual Report on Form 10-K, Quarterly Reports on 10-Q and other filings with the Securities and Exchange Commission.